Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187080) and Form S-8 (No. 33-51189, 33-54347, 333-127246, 333-138577, 333-146068, 333-148334, 333-152344, 333-161939 and 333-188846) of Thermo Fisher Scientific Inc. of our report dated February 25, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 25, 2016